Exhibit 99.1
Clinical Data, Inc.
One Gateway Center, Suite 702, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data, Inc. Prices Public Offering of Common Stock
NEWTON, Mass. — June 9, 2010 — Clinical Data, Inc. (NASDAQ: CLDA) today announced that it has raised gross proceeds of approximately $27.8 million through the public offering of 1,945,576 newly issued shares of its common stock at a price of $14.30 per share. All of the shares are being offered by Clinical Data, Inc., which exhausts all remaining shares on its existing shelf registration statement. The underwriters have an option to purchase up to an additional 291,836 shares to cover over-allotments, which, if purchased, would result in total gross proceeds to the Company of approximately $32.0 million. The offering is expected to close no later than June 14, 2010, subject to the satisfaction of customary closing conditions.
BMO Capital Markets Corp. is acting as the sole book running manager, with Wedbush PacGrow Life Sciences and Roth Capital Partners, LLC as co-managers in the offering. The offering is being made pursuant to effective shelf registration statements filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from the Securities and Exchange Commission at http://www.sec.gov, or from BMO Capital Markets Corp. at 3 Times Square, New York, NY 10036, or by calling (212) 885-4039.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Clinical Data, Inc.
Clinical Data develops first-in-class and best-in-category therapeutics. The Company is advancing its late-stage drug candidates for central nervous system disorders and cardiovascular diseases, to be followed by promising drug candidates in other major therapeutic areas. Clinical Data combines its drug development and biomarker expertise in an effort to develop products with enhanced efficacy and tolerability to improve patient health and reduce costs. To learn more, please visit the Company’s website at www.clda.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our expectations regarding our fundraising efforts, including the closing of the public offering and the underwriter’s exercise of their over-allotment option. All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriter’s exercise of their over-allotment option. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009, Current Reports on Form 8-K filed from time to time by the Company, the preliminary prospectus supplement related to the public offering filed with the SEC on June 8, 2010, and the final prospectus supplement related to the public offering to be filed with the SEC.
CONTACT INFORMATION:
Theresa McNeely
Vice President
Corporate Communications
Clinical Data, Inc.
(617)527-9933 x3373
# # #